Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Newkirk Realty Trust, Inc.

We consent to the use in this Registration Statement on Form S-4 and Amendment No. 1 thereto of our report dated March 10, 2006, relating to the consolidated financial statements of The Newkirk Master Limited Partnership appearing in this Registration Statement, and to the references to us under the heading “Experts” in this Registration Statement.

/s/ Imowitz Koenig & Co., LLP

New York, New York

September 25 , 2006